Exhibit 16.1

May 13, 2015

Securities and Exchange Commission

100 F. Street

Washington, DC 20549 - 7561

Re: MyDx., Inc.(formerly Basta Holdings Corp.)

Commission File No. 333- 191721

We have read the statements that MyDx., Inc.(formerly Basta Holdings Corp.) included under Item 4.01 of the Form 8-K report dated April 30, 2105 and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

Cutler & Co., LLC

Wheat Ridge, Colorado